UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2019

ZIX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	0-17995	75-2216818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ZIXI	NASDAQ Global Market

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K (this “Amendment No. 2”) amends the Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission (“SEC”) on February 22, 2019 (the “Original 8-K”), as amended by Amendment No. 1 on Form 8-K filed on May 8, 2019 (“Amendment No. 1” and, together with the Original 8-K, the “Original Filing”) and is being filed to include additional financial information required by Item 9.01 of Form 8-K that was not included in Amendment No. 1.

This Amendment No. 2 does not amend or otherwise update any other information in the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing and with our other filings with the SEC made after the Original Filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements, together with the notes related thereto, of AppRiver, LLC as of December 31, 2015 and December 31, 2016 and for the year then ended are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

23.1	Consent of Grant Thornton LLP.

99.1	Audited consolidated financial statements of AppRiver, LLC as of December 31, 2015 and December 31, 2016 and for the year then ended, and related notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

By:	/s/ David E. Rockvam
David E. Rockvam Vice President and Chief Financial Officer

Date: May 8, 2019